Exhibit (l)(3)
September 28, 2007
Patriot Capital Funding, Inc.
274 Riverside Avenue
Westport, Connecticut 06880
Ladies and Gentlemen:
     We have acted as counsel to Patriot Capital Funding, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form N-2 (File No. 333-137856) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), previously declared effective by the Commission, relating to the public offering of securities of the Company that may be offered by the Company from time to time as set forth in the prospectus dated July 17, 2007, which forms a part of the Registration Statement (the “Prospectus”), and as may be set forth from time to time in one or more supplements to the Prospectus. This opinion letter is rendered in connection with the public offering of 2,300,000 shares of common stock of the Company (the “Shares”), including 300,000 shares issuable by the Company to cover the underwriter’s over-allotment option, as described in the Prospectus and a prospectus supplement dated September 27, 2007 (the “Prospectus Supplement”). All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.
     The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of September 27, 2007, by and among the Company, Ferris, Baker Watts, Incorporated and BB&T Capital Markets, a division of Scott & Stringfellow, Inc., which is being filed as Exhibit h(3) to the Company’s Post-Effective Amendment No. 3 (the “Post-Effective Amendment”) to the Registration Statement, to be filed with the Commission on the date hereof.
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Prospectus Supplement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed necessary as a basis for the opinion expressed below.
     In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to originals of all documents and records submitted to us as copies, and the authenticity of the originals of such latter documents. We have also assumed the accuracy and completeness of all corporate records made available to us by the Company.

     To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters.
     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.
     The opinion expressed in this letter is limited to the Delaware General Corporation Law, and we express no opinion with respect to other laws of the State of Delaware or the laws of any other jurisdiction. The opinion expressed in this letter is based on our review of the Delaware General Corporation Law.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and to the reference to our firm in the “Legal Matters” section of the Prospectus Supplement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ SUTHERLAND ASBILL & BRENNAN LLP

SUTHERLAND ASBILL & BRENNAN LLP